UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2013

REGENCY ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35262	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 3700 Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (214) 750-1771

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 27, 2013, Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), Southern Union Company (the “Contributor”), Regency Western G&P LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Partnership (“Regency SPV”), ETP Holdco Corporation, Energy Transfer Equity, L.P., Energy Transfer Partners, L.P. and ETC Texas Pipeline, Ltd. entered into a Contribution Agreement (the “Contribution Agreement”), pursuant to which the Contributor has agreed to contribute to the Partnership (the “Contribution”) all of the issued and outstanding membership interests in Southern Union Gathering Company, LLC (the “Company”) and its subsidiaries.

The contribution consideration to be paid by the Partnership in exchange for the Contribution is valued at approximately $1.5 billion and will consist of (1) the issuance of 31,372,419 Common Units of the Partnership to the Contributor, (2) the issuance of 6,274,483 Class F Common Units of the Partnership to the Contributor, (3) the distribution of $570 million in cash to the Contributor and (4) the payment of $30 million in cash to ETC Texas Pipeline, Ltd. The contribution consideration is subject to customary post-closing adjustments. The cash portion of the purchase price is intended to be financed by the Partnership through a new issuance of public debt, a new credit facility or a combination thereof.

The Class F Common Units issuable in exchange for the Contribution will automatically convert into Common Units on a one-for-one basis on the close of business on the first business day after the record date for payment of the cash distribution for the quarter preceding the quarter in which the second anniversary of the closing of the Contribution occurs (the “Class F Conversion Date”). The Class F Common Units will have the same terms and conditions as the Partnership’s Common Units, except that the Class F Common Units are not entitled to participate in the Partnership’s distributions for the equivalent of eight consecutive quarters after the closing of the Contribution. The Class F Common Units will have voting rights identical to the voting rights of the Common Units and will vote with the Common Units and the Partnership’s Series A Convertible Preferred Units as a single class. The affirmative vote of the holders of 75% of the Class F Common Units, voting separately as a class, will be necessary on any matter that adversely affects any rights, preferences and privileges of the Class F Common Units. The Class F Common Units will be created by an amendment (the “Partnership Agreement Amendment”) to the Partnership’s Amended and Restated Agreement of Limited Partnership, dated as of February 3, 2006, as amended (the “Partnership Agreement”), in the form attached as Exhibit D to the Contribution Agreement to be entered into at the closing of the Contribution.

The Contribution Agreement contains representations, warranties, covenants and indemnification provisions that are typical for transactions of this nature. Completion of the Contribution is subject to customary closing conditions, including (1) receipt of antitrust clearance and (2) receipt of required third party consents.

Upon the closing of the Contribution, the general partner of the Partnership, which is owned and controlled by Energy Transfer Equity, L.P., an affiliate of the Contributor, will agree to forego distributions with respect to its incentive distribution rights on the Common Units issued in exchange for the Contribution for the equivalent of eight consecutive quarters after the closing of the Contribution. The waiver of distributions with respect to the incentive distribution rights disclosed above will be implemented by the Partnership Agreement Amendment.

At the closing of the Contribution, the parties will enter into, among others, the following ancillary agreements (the copies or terms of which are attached as exhibits to the Contribution Agreement):

•	A registration rights agreement between the Contributor and the Partnership. Under the registration rights agreement, the Partnership will grant to the Contributor certain registration rights, including rights to cause the Partnership to file with the Securities and Exchange Commission (“SEC”) a shelf registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to resales of the Partnership Common Units and Partnership Common Units issuable upon conversion of the Class F Common Units to be acquired by the Contributor under the Contribution Agreement. It will also contain customary provisions regarding rights of indemnification between the parties with respect to certain applicable securities law liabilities.

•	The parties will review all functions currently provided to the Partnership and the Company pursuant to the existing Shared Services Agreement and Operation and Services Agreement to determine which functions will be provided post-closing and the appropriate cost therefor. The parties will establish a process for moving functions that will not be provided post-closing from the current service provider to the Partnership and the Company. If the parties are not able to reach an agreement, the Shared Services Agreement and/or the Operation and Services Agreement will be terminated and the parties will enter into a transition services agreement. If the parties elect to continue these agreements, then the Shared Services Agreement and/or the Operation and Services Agreement would be amended accordingly. Any amended Shared Services Agreement will provide for an agreed upon waiver of the $10 million annual service fee payable by the Partnership for 24 whole calendar months after the closing.

•	The Partnership plans to incur a new and separate borrowing (which may be in the form of a new credit facility and/or senior debt) that will be used by the Partnership to fund the cash portion of the consideration, as adjusted, under the Contribution Agreement and pay certain other expenses or disbursements directly related to the closing of the Contribution (the “Contribution Debt”). A newly created wholly owned subsidiary of the Partnership (“Regency Subsidiary Guarantor”) will enter into a Guarantee of Collection with the Partnership at the closing with respect to the Contribution Debt. PEPL Holdings, LLC, a subsidiary of the Contributor, will enter into a Support Agreement with Regency Subsidiary Guarantor at the closing, pursuant to which PEPL Holdings, LLC will provide contingent residual support to Regency Subsidiary Guarantor (on a nonrecourse basis to the Contributor) with respect to Regency Subsidiary Guarantor’s obligations to the Partnership under the Guarantee of Collection to support the payment of the Contribution Debt.

The foregoing summaries of the Contribution Agreement and the other documents described above do not purport to be complete, and are qualified in their entirety by reference to the definitive Contribution Agreement and the exhibits thereto filed as Exhibit 2.1 hereto and incorporated herein by reference.

Energy Transfer Equity, L.P. (“ETE”) owns Regency GP LP, the general partner of the Partnership (the “General Partner”), and as a result controls the Partnership. ETE also owns the general partner of Energy Transfer Partners, L.P. (“ETP”). ETE owns approximately 15.47% of the Partnership’s outstanding Common Units. The Contributor is wholly owned by ETP Holdco Corporation, which is owned 60% by ETE and 40% by ETP. These affiliations created a conflict of interest in the General Partner. In recognition of that conflict, the board of directors of Regency GP LLC, the general partner of the General Partner (the “Managing General Partner”), submitted the proposed Contribution for resolution of the conflict to the conflicts committee of the board of directors of the Managing General Partner, a committee comprised of two independent directors (the “Conflicts Committee”). Acting pursuant to the provisions of the Partnership Agreement, the Conflicts Committee reviewed the transaction and, with the assistance of independent financial and legal advisors, determined that the transaction was fair to the Partnership and recommended approval of the transaction by the full board of directors of the Managing General Partner. In that regard, the Conflicts Committee received an opinion from Evercore Partners that the contribution consideration to be made to the Contributor is fair, from a financial point of view, to the Partnership. After receiving the approval and the recommendation of the Conflicts Committee, the board of directors of the Managing General Partner approved the Contribution.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Contribution Agreement, upon closing of the Contribution, the Partnership will issue, as a portion of the total consideration, 31,372,419 Common Units and 6,274,483 Class F Common Units. Both the Common Units and Class F Common Units will be issued pursuant to a private offering conducted in accordance with the exemptions from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. The Class F Common Units will not be entitled to participate in distributions to the Partnership’s Common Units for the equivalent of eight consecutive quarters after the closing of the Contribution. The Class F Common Units will automatically convert into Common Units on a one-for-one basis on the Class F Conversion Date.

Item 7.01 Regulation FD Disclosure.

On February 27, 2013, the Partnership issued a press release announcing its entry into the Contribution Agreement, a copy of which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

In connection with the announcement of the Contribution, the Partnership is scheduled to hold a teleconference at 9:00 a.m., Central time, on February 28, 2013. A live webcast of the call can be accessed on the investor relations page of the Partnership’s website at www.regencyenergy.com. A replay and transcript of the broadcast will also be available on the Partnership’s website. A copy of the slides to be presented by the Partnership at the teleconference and webcast is filed as Exhibit 99.2 to this report and is incorporated herein by reference. The presentation slides include statements intended as “forward-looking statements,” which are subject to the cautionary statement about forward-looking statements set forth therein.

A copy of each of the press release and the presentation to be presented at the teleconference and webcast is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor is it subject to the liabilities of that section. Neither the information contained in this Section 7.01 nor the information in the press release or the presentation shall be deemed to be incorporated by reference into the filings of the Partnership under the Securities Act, except as set forth with respect thereto in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and Exhibit 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Description
Exhibit 2.1*	Contribution Agreement dated as of February 27, 2013, by and among Southern Union Company, Regency Energy Partners LP, Regency Western G&P LLC, ETP Holdco Corporation, Energy Transfer Equity, L.P., Energy Transfer Partners, L.P. and ETC Texas Pipeline, Ltd., together with related Form of Assignment of Interests, Form of Registration Rights Agreement, Form of Regency Partnership Agreement Amendment, Form of Guarantee of Collection and Form of Support Agreement, Transition Services Agreement Term Sheet and Form of Gomez Lateral Conveyance and Bill of Sale and an Assignment of Easement, Rights of Way, and Permits.

Exhibit 99.1	Regency Energy Partners LP Press Release dated February 27, 2013.

Exhibit 99.2	Regency Energy Partners LP presentation to investors dated February 28, 2013.

*	The registrant has omitted the schedules to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The registrant shall supplementary furnish a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP

By: Regency GP LP, its general partner
By: Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
Thomas E. Long
Executive Vice President and Chief Financial Officer

February 27, 2013

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 2.1*	Contribution Agreement dated as of February 27, 2013, by and among Southern Union Company, Regency Energy Partners LP, Regency Western G&P LLC, ETP Holdco Corporation, Energy Transfer Equity, L.P., Energy Transfer Partners, L.P. and ETC Texas Pipeline, Ltd., together with related Form of Assignment of Interests, Form of Registration Rights Agreement, Form of Regency Partnership Agreement Amendment, Form of Guarantee of Collection and Form of Support Agreement, Transition Services Agreement Term Sheet and Form of Gomez Lateral Conveyance and Bill of Sale and an Assignment of Easement, Rights of Way, and Permits.

Exhibit 99.1	Regency Energy Partners LP Press Release dated February 27, 2013.

Exhibit 99.2	Regency Energy Partners LP presentation to investors dated February 28, 2013.

*	The registrant has omitted the schedules to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The registrant shall supplementary furnish a copy of the omitted schedules to the Securities and Exchange Commission upon request.